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                                                                   EXHIBIT 10.31
                                                                   -------------


                 Employment Agreement of Joseph J. Gurandiano
                 --------------------------------------------


          This Employment Agreement (the "Agreement") is effective as of May 31, 2000 (the "Effective Date"), by and between Smurfit-Stone Container Corporation (the "Company"), and Joseph J. Gurandiano (the "Executive").

          WHEREAS, the Company desires to employ the Executive as its Chief Operating Officer; and

          WHEREAS, the Company and the Executive have reached agreement concerning the terms and conditions of his employment and wish to formalize that agreement;

          NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions stated in this Agreement, the Company and the Executive hereby agree as follows:

          1.  Employment.  The Company hereby employs the Executive and the
              ----------
Executive hereby accepts employment with the Company as Chief Operating Officer. During the Employment Term (as hereinafter defined), Executive will have the title, status and duties of Chief Operating Officer and will report directly to the Company's President and Chief Executive Officer.

          2.  Term of Employment.  The term of employment ("Employment Term")
              ------------------
will commence on the Effective Date, and will continue thereafter until three years from the Effective Date and will be automatically extended for subsequent one (1) day periods for each day of the Employment Term that passes after the Effective Date, unless sooner terminated by either party in accordance with the provisions of this Agreement. The intent of the foregoing provision is that the Agreement becomes "evergreen" on the Effective Date so that on each passing day after the Effective Date the Employment Term automatically extends to a full three-year period.

          3.  Duties.  During the Employment Term:
              ------

              (a) The Executive will be primarily responsible for the operation of the Company's folding carton and boxboard, specialty packaging and bag packaging divisions, and the specialty packaging operations of recently acquired "St. Laurent Paperboard". In addition, the Executive will be primarily responsible for managing the development and marketing of the Company's micro-flute, protective packaging and internet-based marketing operations and activities.

              (b) The Executive will perform such other duties assigned by the Company's President and Chief Executive Officer, or the Company's Board of Directors (the "Board"), from time to time; provided that the Executive shall not be assigned tasks inconsistent with those of Chief Operating Officer.

              (c) The Executive will devote his full time and best talents, knowledge and experience to serving as the Company's Chief Operating Officer. However, the Executive may devote reasonable time to activities such as supervision of personal

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          investments and activities involving professional, charitable, educational, religious and similar types of activities, speaking engagements and membership on other boards of directors, provided such activities do not interfere in any material way with the business of the Company; provided that, the Executive cannot serve on the board of
                       -------- ----
          directors of more than one publicly-traded company without the Board's written consent. The time involved in such activities shall not be treated as vacation time. The Executive shall be entitled to keep any amounts paid and any compensation granted to him in connection with such activities (including, but not limited to, director fees, stock options, stock awards and other similar grants and honoraria).

              (d) The Executive will perform his duties diligently and competently and shall act in conformity with Company's written policies of general application and, to the extent reasonably possible, and within the limits, budgets and business plans set by the Company (as approved by the Board). The Executive will at all times during the Employment Term adhere to and obey all of the rules and regulations in effect from time to time relating to the conduct of executives of the Company. Except as provided in (c) above, the Executive shall not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or company that competes, conflicts or interferes with the performance of his duties hereunder in any material way.

          4.  Compensation and Benefits.  During Executive's employment
              -------------------------
hereunder, Company shall provide to Executive, and Executive shall accept from Company as full compensation for Executive's services hereunder, compensation and benefits as follows:

              (a)   Base Salary.  The Company shall pay the Executive at an
                    -----------
          annual base salary ("Base Salary") of eight hundred thousand dollars ($800,000). The Board, or such committee of the Board as is responsible for setting the compensation of senior executive officers of the Company, shall review the Executive's performance and Base Salary annually in January of each year, and determine whether to adjust the Executive's Base Salary on a prospective basis. The first review shall be in January 2001. Such adjusted annual salary then shall become the Executive's "Base Salary" for purposes of this Agreement. The Executive's annual Base Salary shall not be reduced after any increase, without the Executive's consent. The Company shall pay the Executive's Base Salary according to payroll practices in effect for all senior executive officers of the Company. When used in this Agreement, the expression "senior executive officers" shall include, without limitation, the President and Chief Executive Officer of the Company and the Vice President and Chief Financial Officer of the Company.

              (b)   Incentive Compensation.  The Executive shall be eligible to
                    ----------------------
          participate in any annual performance bonus plans, long-term incentive plans, equity-based compensation plans and/or other performance bonus, incentive or compensation plans established or maintained by the Company for its senior executive officers, including, but not limited to, the Management Incentive Plan and the Smurfit-Stone Container Corporation 1998 Long-Term Incentive Plan. On the Effective Date, the Company will grant to Executive 750,000 options to purchase the common stock, par value $.01 per share, of the Company. The terms of the aforesaid 750,000 options shall be in accordance with those granted to the Chairman of the Board, President and Chief

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          Executive Officer and Vice President and Chief Financial Officer of
          the Company. For the Company's 2000 fiscal year, the Executive shall be eligible for a target bonus under the Company's annual incentive plan equal to 40% of his Base Salary provided that all performance goals set by the Company are met. The Board (or appropriate Board committee) will determine and communicate to the Executive his annual incentive plan participation for subsequent fiscal years, no later than March 31 of such fiscal year.

              (c)   Executive Benefit Plans.  The Executive will be eligible to
                    -----------------------
          participate on substantially the same basis as the Company's other senior executive officers in any executive benefit plans offered by the Company including, without limitation, medical, dental, short-term and long-term disability, life, pension, profit sharing and nonqualified deferred compensation arrangements. The Company reserves the right to modify, suspend or discontinue any and all of the plans, practices, policies and programs at any time without recourse by the Executive, so long as Company takes such action generally with respect to other similarly situated senior executive officers (including, but not limited to, the President and Chief Executive Officer, and the Vice President and Chief Financial Officer of the Company).

              (d)   Business Expenses.  The Company shall reimburse the
                    -----------------
          Executive for all reasonable and necessary business expenses incurred in the performance of services with the Company, according to Company's policies and upon Executive's presentation of an itemized written statement and such verification as the Company may require.

              (e)   Perquisites.  The Company will provide the Executive with
                    -----------
          all perquisites it provides to other senior executive officers. Such perquisites shall not be less than those provided to the Executive on the Effective Date. The Company will also reimburse the Executive for annual income tax return preparation and tax counseling up to $25,000 per year. On the Effective Date, the Company will purchase from the leasing company the car currently leased by St. Laurent Paperboard Inc. for the benefit of the Executive and will give the said car to the Executive together with a gross-up payment to cover any and all taxes and duties, if any,

              (f)   Vacation.  The Executive will be entitled to vacation in
                    --------
          accordance with the Company's vacation policy for senior executive officers, but in no event less than 5 weeks per calendar year. Unused vacation shall be carried over for a period not in excess of twelve
          (12) months.

              (g)   After-Tax Payment of LTD Coverage.  The Company will permit
                    ---------------------------------
          the Executive to pay the entire premium for long-term disability coverage with his after-tax dollars. If the Executive elects to pay the entire premium for long-term disability coverage with after-tax dollars, the Company will reimburse the Executive, at least annually, for the amount of such premium.

              (h)   Extended Short-Term Disability Coverage.  If the Executive
                    ---------------------------------------
          is unable to perform his duties under this Agreement by reason of illness or injury, whether or not such inability leads to long-term disability benefits, the Company shall continue to pay to the Executive his full Base Salary until the earliest to occur of the following: (i) the end

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          of the Employment Term, (ii) the end of the Executive's disability and return to the usual duties of his employment on a substantially full-time basis, and (iii) the date on which long-term disability payments begin to the Executive. For greater certainty, it is acknowledged that the Executive is fully vested under the Company's long-term disability plans.

              (i)   Restricted Stock Award.  On the Effective Date, the Company
                    ----------------------
          shall issue to the Executive a one-time award of restricted shares (the "Restricted Shares") of Company stock, equal to $750,000 (such amount to be calculated based on closing price of the Company's stock on the day prior to Effective Date), which stock will become vested on the first anniversary of the Effective Date (the "Vesting Date"), if the Executive remains continuously employed by the Company until that date. In the event that the value of the Restricted Shares on the Vesting Date (based on the closing price of the Company's common stock on the last trading day immediately preceding the Vesting Date) is less than $750,000, the Company shall make a cash payment to the Executive equal to the amount of such shortfall. In the event that the amount of the excess of the after-tax value of the Restricted Shares on the Vesting Date over $750,000 (based on the closing price of the Company's common stock on the last trading day immediately preceding the Vesting Date, and assuming a 40% tax rate on the excess value over $750,000) is greater than $125,000, the Executive shall make a cash payment to the Company equal to the amount of such excess over $125,000. By way of example, if the value of the Restricted Shares on the Vesting Date is $1,000,000, the Executive would make a payment equal to (1,000,000 - 750,000) (1 - .40) - 125,000, or $25,000.

              (j)   Relocation Benefit.  The Company shall reimburse the
                    ------------------
          reasonable expenses of the Executive and his family in relocating to the Chicago metropolitan area from Montreal, Canada, in accordance with the Company's existing relocation policy, including, without limitation: (i) moving expenses, (ii) temporary living arrangements,
          (iii) "home visit" expenses, (iv) real estate commissions and closing costs on the sale of the Executive's current residence, and (v) real estate commissions and closing costs on the purchase of a residence in the Chicago metropolitan area. The Employee agrees to furnish the Company with substantiation for the moving expenses he incurs, in accordance with Company policy. The portion of the moving expenses attributable to the Executive's "qualified moving expenses" (as such term is defined in Code Section 132) is eligible for exclusion from the Executive's gross income, and the reimbursement of such expenses shall not be reported by the Company as taxable income of the Executive. The reimbursement of any expenses that do not qualify as "qualified moving expenses" shall be reported as taxable compensation on the Executive's IRS Form W-2 for the calendar year in which such payment was made and shall be "grossed-up" for tax purposes pursuant to Company policy.

          5.  Payments on Termination of Employment.
              -------------------------------------

              (a)   Termination of Employment for any Reason.  The following
                    ----------------------------------------
          payments will be made upon the Executive's termination of employment for any reason:

                    (i) Earned but unpaid Base Salary through the date of termination;

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                    (ii)   Any annual incentive plan bonus, or other form of
              incentive compensation, for which the performance measurement period has ended, but which is unpaid at the time of termination;

                    (iii)  Any accrued but unpaid vacation;

                    (iv) Any amounts payable under any of the Company's executive benefit plans in accordance with the terms of those plans, except as may be required under Code Section 401(a)(13); and

                    (v) Unreimbursed business expenses incurred by the Executive on the Company's behalf.

              (b)   Voluntary Termination of Employment for Other Than Good
                    -------------------------------------------------------
          Reason.  In addition to the amounts determined under (a) above, if the
          ------
          Executive voluntarily terminates employment for other than Good Reason, then in addition to the amounts determined under (a) above, the Executive shall be entitled to a pro rata portion of the target bonus under the Company's annual incentive plan for the year in which such termination occurs.

              (c)   Termination of Employment for Death or Disability.  In
                    -------------------------------------------------
          addition to the amounts determined under (a) above, if the Executive's termination of employment occurs by reason of death or Disability, the Executive (or his estate) will receive a pro rata portion of any bonus payable under the Company's annual incentive plan for the year in which such termination occurs determined based on the highest of (i) the actual annual bonus paid for the fiscal year immediately preceding such termination, (ii) the target bonus for the fiscal year in which such termination occurs, or (iii) the actual bonus attained for the fiscal year in which such termination occurs. For purposes of this Agreement, "Disability" means the Executive's long-term disability as defined under the Company's long-term disability plan, or if the Executive is not covered by a long-term disability plan sponsored by the Company, the Executive's inability to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

              (d)   Termination by the Company Without Cause, or Voluntary
                    ------------------------------------------------------
          Termination by the Executive for Good Reason.  If the Company
          --------------------------------------------
          terminates the Executive's employment other than for Cause, or the Executive voluntarily terminates his employment for Good Reason, in addition to the benefits payable under (a), the Company will pay the following amounts and provide the following benefits:

                    (i) The Base Salary and annual bonus that the Company would have paid under the Agreement had the Executive's employment continued to the end of the Employment Term. For this purpose, annual bonus will be determined as the highest of (A) the actual bonus paid for the fiscal year immediately preceding such termination, (B) the target bonus for the fiscal year in which such

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              termination occurs, or (C) the actual bonus attained for the fiscal year in which such termination occurs.

                    (ii) Continued coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans through the end of the Employment Term, at the same cost to the Executive as in effect on the date of the Executive's termination. If the Company determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, the Company may provide such benefits under an alternate arrangement, such as through the purchase of an individual insurance policy that provides similar benefits or, if applicable, through a nonqualified pension or profit sharing plan. To the extent that the Executive's compensation is necessary for determining the amount of any such continued coverage or benefits, such compensation (Base Salary and annual bonus) through the end of the Employment Term shall be at the highest rate in effect during the 12-month period immediately preceding the Executive's termination of employment.

                    (iii) The Company will provide the Executive with the following executive perquisites on the same basis on which the Executive was receiving such perquisites prior to his employment termination: (A) reimbursement for club dues through the end of the Employment Term; and (B) reimbursement of expenses relating to financial planning services and tax return preparation through December 31 of the calendar year that includes the third anniversary of Executive's employment termination. The Company will bear the cost of such perquisites, at the same level in effect immediately prior to the Executive's employment termination. Perquisites otherwise receivable by the Executive pursuant to this subparagraph (iii) shall be reduced to the extent comparable perquisites are actually received by or made available to the Executive without cost during the 36 month period following the Executive's employment termination. The Executive shall report to the Company any such perquisites actually received by or made available to the Executive.

                    (iv) The period through the end of the Employment Term shall continue to count for purposes of determining the Executive's age and service with the Company (including, but not limited to, predecessor companies and entities) with respect to
              (A) eligibility, vesting and the amount of benefits under the Company's executive benefit plans, and (B) the vesting of any outstanding stock options, restricted stock or other equity-based compensation awards.

                    (v) Outplacement services, as elected by the Executive (and with a firm elected by the Executive), not to exceed $50,000 in total.

              (e)   Good Reason.  For purposes of this Agreement, "Good Reason"
                    -----------
          shall mean the occurrence of any of the following without the Executive's consent (i) assigning duties to the Executive that are inconsistent with those described in Section 3(a) (except to the extent the Company promotes the Executive to a higher executive position); (ii)

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          requiring the Executive to report to other than the Company's
          President and Chief Executive Officer, or the Company's Board; (iii) the failure of the Company to pay any portion of the Executive's compensation within 10 days of the date such compensation is due; (iv) the Company requires the Executive to relocate his principal business office to a location not within 50 miles of either the Company's principal business office located in the St. Louis, Missouri metropolitan area, or the Company's principal business office located in the Chicago, Illinois metropolitan area (provided, that, the Company's requiring the Executive to relocate his principal office from Chicago to St. Louis, or from St. Louis to Chicago, will not constitute Good Reason); or (v) the Company's failure to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the Executive after such discontinuance is not materially less than the aggregate value as of the Effective Date. For purposes of this paragraph, "Company" shall mean the Company and, following any Change in Control, the Surviving Corporation or, if applicable, the Parent Corporation (as those terms are defined in Section 6(d)).

              (f)   Cause.  For purposes of this Agreement, "Cause" shall mean:
                    -----
          (i) the Executive's willful and continued failure to substantially perform his duties as an executive of the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and which gives the Executive at least 30 days to cure such alleged deficiencies, (ii) the Executive's willful misconduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Executive's engaging in egregious misconduct involving serious moral turpitude to the extent that his creditability and reputation no longer conforms to the standard of senior executive officers of the Company.

              (g)   Timing of Payments.  All payments described above shall be
                    ------------------
          made in a lump sum cash payment as soon as practicable (but in no event more than 10 days) following the Executive's termination of employment. If the total amount of annual bonus is not determinable on that date, the Company shall pay the amount of bonus that is determinable and the remainder shall be paid in a lump sum cash payment within 10 days of the date that annual performance results are finalized.

          6.  Change in Control.
              -----------------

              (a)   Payments and Benefits Upon Employment Termination After a
                    ---------------------------------------------------------
          Change in Control.  If within two years after a Change in Control (as
          -----------------
          defined below), the Company terminates the Executive's employment other than for Cause, or the Executive voluntarily terminates his employment for Good Reason, the Company will provide the following payments and benefits to the Executive, in lieu of those payments and benefits provided under Sections 5(c) or (d) above, but in addition to the amounts payable under Section 5(a) above:

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                    (i)    Three times the Executive's Base Salary as in effect
               on the date of the Executive's termination of employment.

                    (ii) Three times the highest of (A) the average annual bonus paid for the three fiscal years immediately preceding the Executive's employment termination, (B) the target bonus for the fiscal year in which such termination of employment occurs, or
               (C) the actual bonus attained for the fiscal year in which such termination occurs.

                    (iii) Continued coverage for a period of 36 months from the Executive's termination under the Company's medical, dental, life, disability and other welfare benefit plans, at the same cost to the Executive as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter). If the Company determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, the Company may provide such benefits under an alternate arrangement, such as through the purchase of an individual insurance policy that provides similar benefits. The amount of such continued coverage shall be determined, if applicable, by adding 36 additional months of age and service to the Executive's actual age and service as of the Executive's termination date and as if the Executive earned compensation during such 36-month period at the rate in effect during the 12-month period immediately preceding his termination date. The Executive's eligibility for any retiree medical or life coverage following such termination date shall also be determined by adding 36 additional months of age and service to the Executive's actual age and service as of the termination date.

                    (iv) The value of continued coverage for a period of 36 months under any pension, profit sharing or other retirement plan maintained by the Company. The value of such coverage under a tax qualified plan may be provided through a nonqualified pension or profit sharing plan and shall be determined by adding 36 additional months of age and service to the Executive's actual age and service at the date of the Executive's termination of employment and as if the Executive earned compensation during such 36-month period at the rate in effect during the 12-month period immediately preceding his termination date. In the case of a defined benefit pension plan, such value shall include any early retirement subsidies to which the Executive would have become entitled under the plan and shall be determined using the actuarial factors set forth in such plan.

                    (v) The Company will provide the Executive with the following executive perquisites on the same basis on which the Executive was receiving such perquisites prior to the Change in
               Control: (A) reimbursement for club dues for 36 months following the Executive's employment termination; and (B) reimbursement of expenses relating to financial planning services and tax return preparation through December 31 of the calendar year that includes the third anniversary of the Executive's employment termination. The Company will bear the cost of such perquisites, at the same level in effect immediately prior to the Change in Control. Perquisites otherwise receivable by the Executive pursuant to this paragraph shall be reduced to the extent comparable perquisites are actually received by or made available to the Executive without cost during the 36 month period following the Executive's employment termination. The Executive shall report to the Company any such perquisites actually received by or made available to the Executive.

                    (vi) Immediate vesting of all stock options, restricted stock and other equity-based awards.

                    (vii) Outplacement services, as elected by the Executive (and with a firm elected by the Executive), not to exceed $50,000.

               (b)  Timing of Payment.  All payments under paragraphs (a)(i),
                    -----------------
          (ii) and (iv) above, and paragraph (c) below, shall be made in a lump sum cash payment as soon as practicable, but in no event more than 10 days after the Executive's termination of employment (or the date of the Change in Control, if applicable). If the total amount of bonus is not determinable on that date, the Company shall pay the amount of bonus that is determinable, and shall pay the remainder in a lump sum cash payment within 10 days of the date that annual performance results are finalized.

               (c)  Gross-Up Payment by the Company.  In the event that any
                    -------------------------------
          payment, benefit or distribution by or on behalf of the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section) (the "Payments") is determined to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that the Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code (the "Excise Tax"), then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Total Payments.

                    (i) All determinations required to be made under this paragraph (c), and the assumptions to be utilized in arriving at such determination, shall be made by the certified public accounting firm used for auditing purposes by the Company immediately prior to the Executive's employment termination (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive. The Company shall pay all fees and expenses of the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, except as provided in subparagraph
               (ii) below.

                    (ii) As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service (the "IRS") or other agency will claim that a greater or lesser Excise Tax is due. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in Code
               Section 1274(b)(2)(B). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. The Company shall pay all fees and expenses of the Executive relating to a claim by the IRS or other agency.

               (d)  Definition of Change in Control.  For purposes of the
                    -------------------------------
          Agreement, a "Change in Control" of the Company will be deemed to occur as of the first day that any one or more of the following condition is satisfied:

                    (i) The "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 20 percent (20%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities") is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate thereof, any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) of this paragraph will not be a Change in Control under this subparagraph (i), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 20 percent or more of the Company Voting Securities; or

                    (ii) Individuals who, as of the date of the Agreement, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                    (iii) Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business
               Combination: (A) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) Approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

               However, in no event will a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group that consummates the Change in Control transaction. The Executive will be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

               (e)  Change in Control Involving Jefferson Smurfit Group plc. Any
                    -------------------------------------------------------
          reorganization, merger or consolidation of, or sale, acquisition or exchange of substantially all of the assets or a majority of the voting securities between, the Company and Jefferson Smurfit Group plc, shall constitute a Change in Control for purposes of this Section
          6. If within two years after such Change in Control, the Company terminates the Executive's employment other than for Cause, or the Executive voluntarily terminates his employment for Good Reason (as defined in Section 5(e)), the Company will provide the payments and benefits described in Section 6(a) above.

          7.   Restrictive Covenants.
               ---------------------

               (a)  Definitions.  For purposes of this Agreement, the following
                    -----------
          terms will be defined as follows:

                    (i) "Confidential Information" shall mean the Company's trade secrets and all other information unique to the Company and not readily available to the public, including developments, designs, improvements, inventions, formulas, compilations, methods, strategies, forecasts, software programs, processes, know-how, data, research, operating methods and techniques, and all business plans, strategies, costs, profits, customers, vendors, markets, sales, products, key personnel, pricing policies, marketing, sales or other financial or business information, and any modifications or enhancements of any of the foregoing.

                    (ii) The term "Business Conducted by the Company or any of its Affiliates" shall mean all businesses conducted by the Company or any of its Affiliates as of the Effective Date, of whatever kind, within or outside of the United States.

                    (iii) The term "Affiliates" shall mean (A) any entity that directly or indirectly, is controlled by the Company, and (B) any entity in which the Company has a significant equity interest.

               (b)  Inventions or Developments.  The Executive agrees that he
                    --------------------------
          will promptly and fully disclose to the Company all discoveries, improvements, inventions, formulas, ideas, processes, designs, techniques, know-how, data and computer programs (whether or not patentable, copyrightable or susceptible to any other form of protection), made, conceived, reduced to practice or developed by the Executive, either alone or jointly with others, during his employment with the Company (collectively, the "Inventions or Developments"). All Inventions and Developments shall be the sole property of the Company, including all patents, copyrights, intellectual property or other rights related thereto and Executive assigns to the Company all rights (if any) that the Executive may have or acquire in such Inventions or Developments.

               Notwithstanding the foregoing, any right of the Company or assignment by the Executive as provided in this paragraph shall not apply to any Inventions or Developments for which no equipment, supplies, facility or trade secret information of the Company or its Affiliates were used and which were developed entirely on the Executive's own time, unless: (i) the Inventions or Developments relate to the Business Conducted by the Company or any of its Affiliates or the actual or demonstrably anticipated research or development of the Company or any of its Affiliates; or (ii) the Inventions or Developments result from any work performed by the Executive for the Company or any of its Affiliates.

               (c)  Non-Disclosure of Confidential Information or Inventions or
                    -----------------------------------------------------------
          Developments.  The Executive acknowledges that he has had and will
          ------------
          have access to Confidential Information or Inventions or Developments of the Company and/or its Affiliates and agrees that he shall not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information or Inventions or Developments, but instead shall keep all such matters strictly and absolutely confidential.

               (d)  No Diversion of Business Opportunities and Prospects.  The
                    ----------------------------------------------------
          Executive agrees that during his employment with the Company: (i) the Executive shall not directly or indirectly engage in any employment, consulting or other business activity that is competitive with the Business Conducted by the Company or any of its Affiliates; (ii) the Executive shall promptly disclose to the Company all business opportunities that are presented to the Executive in his capacity as an employee of the Company or which is of a similar nature to the Business Conducted by the Company or any of its Affiliates or which the Company or its Affiliates have expressed an interest in engaging in the future; and (iii) the Executive shall not usurp or take advantage of any such business opportunity without first offering such opportunity to the Company.

               (e)  Actions Upon Termination.  Upon the Executive's employment
                    ------------------------
          termination for whatever reason, the Executive shall neither take or copy nor allow a third party to take or copy, and shall deliver to the Company all property of the Company, including, but not limited to, all Confidential Information or Inventions or Developments, regardless of the medium (i.e., hard copy, computer disk, CD ROM) on which the information is contained.

               (f)  Non-Competition.  The Executive agrees that so long as he is
                    ---------------
          employed by the Company and for a period of two (2) years thereafter (the "Period"), he shall not, without the prior written consent of the Company, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), any business that, during the Period, is competitive with the Business Conducted by the Company or any of its Affiliates within the United States (hereinafter, the "Geographic Area").

               (g)  Non-Solicitation of Employees.  The Executive agrees that,
                    -----------------------------
          during the Period, he shall not, without the prior written consent of the Company, directly or indirectly solicit any current employee of the Company or any of its Affiliates, or any individual who becomes an employee during the Period, to leave such employment and join or become affiliated with any business that is, during the Period, competitive with the Business Conducted by the Company or any of its Affiliates within the Geographic Area.

               (h)  Non-Solicitation of Suppliers or Customers.  The Executive
                    ------------------------------------------
          agrees that, during the Period, he shall not, without the prior written consent of the Company, directly or indirectly solicit, seek to divert or dissuade from continuing to do business with or entering into business with the Company or any of its Affiliates, any supplier, customer, or other person or entity that had a business relationship with or with which the Company was actively planning or pursuing a business relationship at or before the date of termination of his employment.

               (j)  Irreparable Harm.  The Executive acknowledges that: (i) the
                    ----------------
          Executive's compliance with this Section is necessary to preserve and protect the Confidential Information, Inventions or Developments and the goodwill of the Company and its Affiliates as going concerns; (ii) any failure by the Executive to comply with the provisions of this Section will result in irreparable and continuing injury for which there will be no adequate remedy at law; and (iii) in the event that the Executive should fail to comply with the terms and conditions of this Section, the Company shall be entitled, in addition to such other relief as may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) as may be necessary to cause the Executive to comply with this Section, to restore to the Company its property, and to make the Company whole.

               (j)  Survival.  The provisions set forth in this Section shall,
                    --------
          as noted, survive termination of this Agreement.

               (k)  Forfeiture.  If the Executive violates any provision of this
                    ----------
          Section, the Executive will, to the extent of the damages suffered by the Company, if any, forfeit his right to all payments and benefits under Section 5(d) and Section 6 above, except to the extent otherwise provided by law.

               (l)  Unenforceability.  If any provision(s) of this Section 7
                    ----------------
          shall be found invalid or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

          8.   Assignment; Successors.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the Company and its successors. The Company may not assign this Agreement without the Executive's written consent, except that the Company's obligations under this Agreement shall be the binding legal obligations of any successor to the Company by sale, and in the event of any transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will use its best efforts to cause the transferee to assume the obligations of the Company under this Agreement. The Executive may not assign this Agreement during his life. Upon the Executive's death this Agreement will inure to the benefit of Executive's heirs, legatees and legal representatives of the Executive's estate.

          9.   Interpretation.  The laws of the State of Illinois shall govern
               --------------
the validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles thereof.

          10.  Withholding.  The Company may withhold from any payment that it
               -----------
is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

          11.  Amendment.  This Agreement may be amended at any time by written
               ---------
agreement between the Company and the Executive.

          12.  Notices.  Notices given pursuant to this Agreement shall be in
               -------
writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (i) overnight carrier, (ii) telecopy,
(iii) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (iv) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:

                      Smurfit-Stone Container Corporation
                      150 North Michigan Avenue
                      Chicago, Illinois 60610
                      Attention: General Counsel

The Company may change the person and/or address to whom the Executive must give notice under this Section by giving the Executive written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Executive will be directed to the Executive, or to the Executive's executors, personal representatives or distributees, if the Executive is deceased, or the assignees of the Executive, at the Executive's home address on the records of the Company.

          13.  Severability.  If any provisions(s) of this Agreement shall be
               ------------
found invalid or unenforceable by a court of competent jurisdiction, in whole or in part, then it is the parties' mutual desire that such court modify such provision(s) to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

          14.  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and the Executive and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          15.  Consultation With Counsel.  Executive acknowledges that he has
               -------------------------
had a full and complete opportunity to consult with counsel of Executive's own choosing concerning the terms, enforceability and implications of this Agreement, and the Company has made no representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than as are reflected in this Agreement.

          16.  No Waiver.  No failure or delay by the Company or the Executive
               ---------
in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof. No modification, amendment or waiver of this Agreement nor consent to any departure by the Executive from any of the terms or conditions thereof, shall be effective unless in writing and signed by the Chairman of the Company's Board. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          17.  Effect on Other Obligations.  Payments and benefits herein
               ---------------------------
provided to be paid to the Executive by the Company shall be made without regard to and in addition to any other payments or benefits required to be paid the Executive at any time hereafter under the terms of any other agreement between the Executive and the Company or under any other policy of the Company relating to compensation, or retirement or other benefits. No payments or benefits provided the Executive hereunder shall be reduced by any amount the Executive may earn or receive from employment with another employer or from any other source.

          18.  Survival.  All Sections of this Agreement survive beyond the
               --------
Employment Term except as otherwise specifically stated.

          19.  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning thereof.

          20.  Counterparts.  The parties may execute this Agreement in one or
               ------------
more counterparts, all of which together shall constitute but one Agreement.

          21.  Dollars.  All references to dollars in this Agreement are to
               --------
United States dollars.

               IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        Smurfit-Stone Container corporation

/s/ Joseph J. Gurandiano
-----------------------------
    Joseph J. Gurandiano                   By:_____________________________
                                           Its: ___________________________